E*TRADE ASSET MANAGEMENT, INC.
                                 2400 Geng Road
                               Palo Alto, CA 94303



                              ____________, 1999


E*TRADE Funds
2400 Geng Road
Palo Alto, CA 94303

            Re: Subscription for the Purchase of Shares of Beneficial Interest of E*TRADE S&P 500 Index Fund

Dear Sirs:

     The undersigned hereby subscribes to purchase 10,000 shares of beneficial interest of the E*TRADE S&P 500 Index Fund, at a price of $10.00 per share, and agrees to pay therefor upon demand in cash the amount of $100,000. The undersigned has no present intention of redeeming or reselling the shares.

                                    Very truly yours,

                                    E*TRADE ASSET MANAGEMENT, INC.


                                    By:   _________________________________
                                    Name: Brian C. Murray
                                    Title:      President

                                  E*TRADE FUNDS
                                 2400 Geng Road
                               Palo Alto, CA 94303


                             _____________, 1999

E*TRADE Asset Management, Inc.
2400 Geng Road
Palo Alto, CA 94303

            Re: Acceptance of Subscription for the Purchase of Shares of Beneficial Interest of E*TRADE S&P 500 Index Fund (the "Fund")

Dear Sirs:

     E*TRADE Funds, on behalf of the Fund, hereby accepts your offer to purchase 10,000 shares of the Fund at a price of $10.00 per share for an aggregate purchase price of $100,000. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

     Any redemption of these shares by you will be reduced by a pro rate portion of any then unamortized organization expenses of the Fund. This proration will be calculated by dividing the number of shares to be redeemed by the aggregate number of shares held which represent the initial capital of the Fund. Sincerely,

                                          E*TRADE FUNDS


                                          By:   ______________________________
                                                Brian C. Murray, President


Accepted:   E*TRADE ASSET MANAGEMENT, INC.


By:   ___________________________________
      Brian C. Murray, President